As filed with the Securities and Exchange Commission on July 8, 2004 Registration No. 333-37795

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________

U.S. Xpress Enterprises, Inc.
(Exact name of Registrant as specified in its charter)

NEVADA	62-1378182
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4080 Jenkins Road
Chattanooga, Tennessee 37421
(423) 510-3000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

U.S. Xpress Enterprises, Inc. Employee Stock Purchase Plan
(Full title of the Plan)

Ray M. Harlin
Chief Financial Officer
U.S. Xpress Enterprises, Inc.
4080 Jenkins Road
Chattanooga, TN 37421
(423) 510-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copy to:

T. Gerald Davis, Jr., Esq.
Shumacker Witt Gaither & Whitaker, P.C.
1100 SunTrust Bank Building
736 Market Street
Chattanooga, Tennessee 37402
(423) 425-7152

DEREGISTRATION OF SECURITIES

Effective as of May 7, 2003, U.S. Xpress Enterprises, Inc. adopted the 2003 Stock Purchase Plan, which is intended to replace the 1997 Employee Stock Purchase Plan. Accordingly, no future stock will be awarded pursuant to the Plan. Through the filing of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, filed on October 14, 1997, SEC File No. 333-37795, the Registrant hereby deregisters any and all securities that were previously registered pursuant to the Registration Statement that have not been sold or otherwise issued as of the date hereof. The Registrant believes that 69 shares remain unissued under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee on July 8, 2004.

U.S. XPRESS ENTERPRISES, INC. BY: /s/ Ray M. Harlin —————————————— Ray M. Harlin Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Patrick E. Quinn	Co-Chairman of the Board of Directors,	July 8, 2004
Patrick E. Quinn	President and Treasurer

/s/ Max L. Fuller	Co-Chairman of the Board of Directors,	July 8, 2004
Max L. Fuller	Vice President and Secretary

/s/ Ray M. Harlin	Executive Vice President	July 8, 2004
Ray M. Harlin	of Finance and Chief Financial Officer
(principal financial and accounting
officer)

/s/ James E. Hall	Director	July 8, 2004
James E. Hall

/s/ Robert J. Sudderth, Jr.	Director	July 8, 2004
Robert J. Sudderth, Jr.

/s/ John W. Murrey, III	Director	July 8, 2004
John W. Murrey, III